Schedule A

Funds

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

*Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.20000%
For the next $2.5 billion	0.19500%
For the next $2.5 billion	0.19000%
For the next $2.5 billion	0.18500%
For the next $5 billion	0.18000%
For the amount over $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023
FT Vest Laddered Moderate Buffer ETF (BUFZ)	October 19, 2023

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.20000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.19500%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.19000%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.18500%
Fund net assets greater than $10 billion up to and including $15 billion	0.18000%
Fund net assets greater than $15 billion	0.17000%

Fund	Effective Date:
FT Vest Laddered Small Cap Buffer ETF	TBD

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Effective Date:
FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 17, 2023
FT Vest U.S. Equity Moderate Buffer ETF – May (GMAY)	May 15, 2023
FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	June 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – July (XJUL)	July 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – August (XAUG)	July 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	September 8, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -September (XISE)	September 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XOCT)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XNOV)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – January (XJAN)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – February (XFEB)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – April (XAPR)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – May (XMAY)	October 12, 2023
First Trust Active Global Quality Income ETF (AGQI)	November 17, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -December (XIDE)	December 4, 2023
FT Raymond James Multicap Growth Equity ETF	January 12, 2024
FT Vest U.S. Equity Buffer & Premium Income ETF -March (XIMR)	TBD

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

FT Vest U.S. Equity Max Buffer ETF – March (MARM)	March 22, 2024

*As of the Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.90000%
For the next $2.5 billion	0.87750%
For the next $2.5 billion	0.85500%
For the next $2.5 billion	0.83250%
For the amount over $10 billion	0.81000%

FT Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)	May 15, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	August 7, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	November 6, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)	February 5, 2024

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.90000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.87750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.85500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.83250%
Fund net assets greater than $10 billion up to and including $15 billion	0.81000%
Fund net assets greater than $15 billion	0.76500%

FT Vest Nasdaq-100 Conservative Buffer ETF - January	TBD
FT Vest Nasdaq-100 Moderate Buffer ETF - February	TBD
FT Vest Nasdaq-100 Conservative Buffer ETF - April	TBD
FT Vest Nasdaq-100 Moderate Buffer ETF - May	TBD
FT Vest Nasdaq-100 Conservative Buffer ETF - July	TBD

FT Vest Nasdaq-100 Moderate Buffer ETF - August	TBD
FT Vest Nasdaq-100 Conservative Buffer ETF - October	TBD
FT Vest Nasdaq-100 Moderate Buffer ETF - November	TBD

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	1.10000%
Fund net assets greater than $2.5 billion up to and including $5 billion	1.07250%
Fund net assets greater than $5 billion up to and including $7.5 billion	1.04500%
Fund net assets greater than $7.5 billion up to and including $10 billion	1.01750%
Fund net assets greater than $10 billion	0.99000%

FT Energy Income Partners Enhanced Income ETF (EIPI)	TBD